Exhibit 2.03

                                     FORM OF
                              ARTICLES OF MERGER OF
               AVID SPORTSWEAR & GOLF CORP., A NEVADA CORPORATION,
                         WITH AND INTO MERGER CO., INC.,
                              A NEVADA CORPORATION

--------------------------------------------------------------------------------

         The undersigned adopt the following Articles of Merger for the purpose of merging (the "MERGER") Avid Sportswear & Golf Corp., a Nevada corporation, with and into Merger Co., Inc., a Nevada corporation. This Merger is being made pursuant to Title 7, Chapter 92A of the Nevada Revised Statutes.

         1. The name and jurisdiction of organization of each constituent entity are as follows:

         Name and Address:                             Jurisdiction:
         ----------------                              ------------

         Avid Sportswear & Golf Corp.
           (the "Merging Corporation")                   Nevada

         Merger Co., Inc.
           (the "Surviving Corporation")                 Nevada


         2. A Plan of Merger was adopted by the Merging Corporation on June __________, 2002, and the Surviving Corporation on June __, 2002.

         3. The Surviving Corporation adopted the Plan of Merger by written consent of its sole shareholder and unanimous written consent of its directors on __________, 2002. The Merging Corporation adopted the Plan of Merger by unanimous written consent of its directors dated __________, 2002, and by majority vote of the shareholders entitled to vote on matters submitted to its shareholders at an annual meeting of shareholders held on __________, 2002.

         4. No amendment to the Articles of Incorporation of the Surviving Corporation shall result from this Merger.

         5. The Plan of Merger is attached to and made a part of these Articles of Merger as EXHIBIT "A."

         6. The name of the Surviving Corporation after the Merger shall be Merger Co., Inc., a Nevada corporation.

         7. The effective date of the merger shall be upon the filing of Articles of Merger with the Secretary of State of Nevada.

                           [SIGNATURE PAGE TO FOLLOW]

Date:  __________, 2002

                                        MERGING CORPORATION

                                        AVID SPORTSWEAR & GOLF CORP., a
                                        Nevada corporation


                                        By:
                                           -------------------------------------
                                           Printed Name: Frank Jakovac
                                           Its:  President


                                       SURVIVING CORPORATION

                                       MERGER CO., INC.



                                       By:
                                           -------------------------------------
                                           Printed Name:  Frank Jakovac
                                           Its: President

                                   EXHIBIT "A"

                                 PLAN OF MERGER

         THIS PLAN OF MERGER (the "Plan") is made and entered into this ____ day of __________, 2002, by and between Avid Sportswear & Golf Corp., a Nevada corporation, 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (the "MERGING CORPORATION"), with and into Merger Co., Inc., a Nevada corporation, having an address of 834 Ridge Avenue, Pittsburgh, Pennsylvania 15212 (the "SURVIVING CORPORATION"). The Merging Corporation and the Surviving Corporation are hereinafter sometimes together referred to as the "CONSTITUENT CORPORATIONS".

                                    RECITALS:

         WHEREAS, the Shareholders and Directors of each Constituent Corporation have determined that it would be in the best interest of such corporations for the Merging Corporation to merge with and into the Surviving Corporation;

         NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, provisions and grants herein contained, the Constituent Corporations hereby agree and prescribe the terms and conditions of this Plan of Merger and the mode of carrying the same into effect, as follows:

         1. MERGER. On the terms and conditions set forth herein, on the Effective Date (as defined in Section 2 below), the Merging Corporation shall be merged (the "MERGER") with and into the Surviving Corporation.

         2. EFFECTIVE DATE. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of Nevada (the "EFFECTIVE DATE").

         3. EFFECT OF MERGER. Upon the Effective Date,

             (a) The Merging Corporation and the Surviving Corporation shall become a single corporation and the separate corporate existence of the Merging Corporation shall cease.

             (b) The Surviving Corporation shall succeed to and possess all the rights, privileges, powers and immunities of the Merging Corporation which, together with all of the assets, properties, business, patents, trademarks and goodwill of the Merging Corporation, of every type and description wherever located, shall vest in the Surviving Corporation without further act or deed.

             (c) All rights of creditors and all liens upon any property of the Constituent Corporations shall remain unimpaired.

         4. ARTICLES OF INCORPORATION, BYLAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION.

             Upon the Effective Date,

             (a) The Articles of Incorporation of the Surviving Corporation shall be identical in all respects to the Articles of Incorporation of the Merging Corporation. The Articles of Incorporation of the Surviving Corporation shall remain and continue as the Articles of Incorporation of the Surviving Corporation until amended in the manner provided by law.

             (b) The Bylaws of the Surviving Corporation shall remain and continue as the Bylaws of the Surviving Corporation until amended in the manner provided by law.

             (c) The officers and directors of the Surviving Corporation shall remain and continue as the officers and directors of the Surviving Corporation until their successors shall have been duly elected and qualified.

         5. MANNER AND BASIS OF CONVERTING SHARES. Upon the Effective Date, all of the then-issued and outstanding shares of Common Stock of the Merging Corporation shall be converted into two hundredths (0.02) (such fraction, as it may be adjusted pursuant to the final sentence of this Section 5, being referred to as the "EXCHANGE RATIO") of a fully paid and nonassessable share of Common Stock of the Surviving Corporation's parent, United Companies Corporation ("UNITED"). As of the Effective Date, all such shares of the Merging Corporation's Common Stock shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Date represented any such shares of the Merging Corporation's Common Stock shall cease to have any rights with respect thereto, except the right to receive certificates representing the number of fully paid and nonassessable shares of United Common Stock into which such shares of the Merging Corporation's Common Stock were converted at the Effective Date. Fractional shares of United Common Stock to be issued shall be rounded up to one (1) share of United Common Stock and no cash shall be paid in lieu of fractional shares of United Common Stock to be issued nor paid in consideration therefore upon surrender of certificates of the Merging Corporation's Common Stock.

         6. GOVERNING LAW. This Plan of Merger shall be governed and construed in accordance with the laws of the States of Nevada.

         7. ARTICLES OF MERGER. Promptly upon adopting this Plan, the parties shall execute the Articles of Merger and file the same with Nevada Department of State.

         8. COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which when so executed shall constitute an original copy hereof, but which together shall be considered one and the same document.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Plan of Merger, this ____ day of __________, 2002.

                                      SURVIVING CORPORATION

                                      MERGER CO., INC.

                                      By:
                                          --------------------------------------
                                      Printed Name:  Frank Jakovac
                                      Title:  President



                                      MERGING CORPORATION

                                      AVID SPORTSWEAR & GOLF CORP.

                                      By:
                                          --------------------------------------
                                      Printed Name:  Frank Jakovac
                                      Title:  President